Exhibit 99.1

Blue Water Vaccines Announces Appointment of Vuk Jeremić, Previous Chair of the Council of Europe’s Committee of Ministers and Previous President of the United Nations General Assembly, to Its Board of Directors

CINCINNATI, OH, November 8, 2022 -- Blue Water Vaccines Inc. (“BWV” or “Blue Water Vaccines” or the “Company”), a biopharmaceutical company developing transformational vaccines to address significant global health challenges, today announced the appointment of seasoned advisor and executive, Vuk Jeremić, to the Company’s board of directors.

Mr. Jeremić brings decades of experience in operational and strategy advisement on a global scale for both private and public companies. Currently, Mr. Jeremić is the President of the Center for International Relations and Sustainable Development (CIRSD), a global public policy think-tank, and Editor-in-Chief of the quarterly magazine “Horizons – Journal of International Relations and Sustainable Development.” Since 2013, Mr. Jeremić has operated Vuk Jeremić ent Consulting Agency Belgrade, through which he currently serves as a senior advisor to a leading global private equity firm and to one of the largest cryptocurrency exchanges. He also serves on the Advisory Board of the NYSE-listed technology special purpose acquisition company, Adit Edtech Acquisition Corp. (ADEX:U). In addition, he has lectured around the world at major universities, think-tanks, and institutes, as well as published opinion pieces in leading outlets including The New York Times, The Washington Post, The Wall Street Journal, The Financial Times, and Le Monde.

Prior to his experience in company advisement, Mr. Jeremić held multiple key positions in global public policy development nationally and internationally. In 2007, he chaired the Council of Europe’s Committee of Ministers and, from 2007 to 2012, he served as Serbia’s Minister of Foreign Affairs. In June 2012, Mr. Jeremić was directly elected by the majority of world’s nations to be the President of the 67th session of the United Nations (UN) General Assembly. During his term in office, he played a leading role in steering the UN towards the establishment of the Sustainable Development Goals (SDGs).

“With his impressive resume both in operational advisement and global public policy development, we are thrilled to welcome Mr. Jeremić to our board,” said Joseph Hernandez, Chairman and Chief Executive Officer of Blue Water Vaccines. “We are confident he will bring a fresh perspective and new ideas to Blue Water Vaccines as we continue to grow the Company and progress our vaccine candidates towards commercialization.”

Mr. Jeremić holds a bachelor’s degree in Theoretical and Experimental Physics from Cambridge University and a master’s degree in Public Administration in International Development from Harvard University’s John F. Kennedy School of Government.

About Blue Water Vaccines

Blue Water Vaccines Inc. is a biopharmaceutical company focused on developing transformational vaccines to address significant health challenges globally. Headquartered in Cincinnati, OH, the Company holds the rights to proprietary technology developed at the University of Oxford, Cincinnati Children's Hospital Medical Center, and St. Jude Children's Hospital. The Company is developing a universal flu vaccine that will provide protection from all virulent strains in addition to licensing a novel norovirus (NoV) S&P nanoparticle versatile virus-like particle (VLP) vaccine platform from Cincinnati Children’s to develop vaccines for multiple infectious diseases, including norovirus/rotavirus and malaria, among others. Additionally, Blue Water Vaccines is developing a Streptococcus pneumoniae (pneumococcus) vaccine candidate, designed to specifically prevent the highly infectious middle ear infections, known as Acute Otitis Media (AOM), in children. For more information, visit www.bluewatervaccines.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on BWV’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to the development of BWV’s vaccine candidates; the failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; delays and uncertainties caused by the global COVID-19 pandemic; risks related to the timing and progress of clinical development of our product candidates; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any vaccine under development, there are significant risks in the development, regulatory approval and commercialization of new products. BWV does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in BWV’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2022 and periodic reports filed with the SEC on or after the date thereof. All of BWV’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Media Contact Information:

Blue Water Media Relations

Telephone: (646) 942-5591

Email: Nic.Johnson@russopartnersllc.com

Investor Contact Information:

Blue Water Investor Relations

Email: investors@bluewatervaccines.com